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Exhibit 10.2

Participant Restricted Stock Unit Statement

Name: «First» «Last»
ID: «PSID»

Date of Grant: <Grant Date>	Number of Shares Covered: <Granted>

Vesting Schedule(1)

        This certifies that on <Grant Date> Edwards Lifesciences Corporation granted to the Participant shown above a Restricted Stock Unit ("RSU") to receive shares of its common stock as indicated above upon the terms and conditions of the Long-Term Stock Incentive Compensation Program and the attached Restricted Stock Unit Award Agreement (the "Award Agreement"). The Award Agreement describes the Participant's rights under the RSU, including the effect of termination of employment.

Edwards Lifesciences Corporation

Michael A. Mussallem
Chairman and Chief Executive Officer

(1)
Standard Vesting is 50% at 3 years and 50% at 4 years after the date of grant. If a Retirement-Eligible Participant retires prior to full vesting, the amount vested upon retirement is calculated based upon vesting at the rate of 25% annually from the date of grant.

Edwards Lifesciences Corporation
Long-Term Stock Incentive Compensation Program
Global Restricted Stock Unit Award Agreement

        THIS AGREEMENT, including any appendix for the Participant's country (the "Appendix") and the Participant Restricted Stock Unit Statement attached to the front of this agreement (the "Statement") sets forth the terms and conditions of the restricted stock unit (the "RSU") granted by Edwards Lifesciences Corporation, a Delaware corporation (the "Company"), to the Participant named on the Statement, pursuant to the provisions of the Company's Long-Term Stock Incentive Compensation Program (the "Program"). This agreement, the Appendix and the Statement shall be considered one agreement and are referred to herein as the "Agreement."

        The Program provides additional terms and conditions governing the RSU and is incorporated herein by reference. If there is any inconsistency between the terms of this Agreement and the terms of the Program, the Program's terms shall completely supersede and replace the conflicting terms of this Agreement. All capitalized terms shall have the meanings ascribed to them in the Program, unless specifically set forth otherwise herein. The parties hereto agree as follows:

        1.    Grant of RSU.    Effective as of the Date of Grant set forth in the Statement, the Company hereby grants to the Participant an RSU in the manner and subject to the terms and conditions of the Program and this Agreement.

        The grant of this RSU to the Participant shall not confer any right to such Participant (or any other Participant) to be granted any RSU or other Awards in the future under the Program.

        2.    Vesting of RSU and Issuance of Shares.    Except as may otherwise be provided in Sections 3, 4 and 6 below, the RSU will vest according to the vesting schedule set forth on the Statement ("Normal Vesting Schedule"), provided the Participant continues to be employed by the Company or one of its Subsidiaries through the applicable vesting date. Shares shall be issued to the Participant as soon as practicable after the applicable vesting date, subject to satisfaction of all Tax-Related Items (as defined in Section 12 below) and to the provisions for U.S. taxpayers set forth in Sections 4 and 9 below.

        3.    Termination of Employment:

  (a)
  By Death or Disability:    All unvested Shares under this RSU shall immediately vest as of the Participant's date of termination by death or Disability.

  (b)
  By Retirement:    Regardless of the vesting schedule set forth in the Statement, in the event of the Participant's termination by retirement after age fifty-five (55) and with at least ten (10) years of service with the Company or any Subsidiary, the Participant shall immediately vest in 25% of the RSU for each full year of employment with the Company (or a Subsidiary) measured from the Date of Grant. All remaining unvested Shares under this RSU shall immediately terminate and be forfeited to the Company as of the date of the Participant's termination of employment by Retirement. (For example, if the Participant retires after the first anniversary of the Date of Grant, the Participant will vest in 25% of the RSU with the remainder forfeited; if the Participant retires after the second anniversary of the Date of Grant, the Participant will vest in 50% of the RSU with the remainder forfeited; if the Participant retires after the third anniversary, the Participant will be entitled to an additional 25% vesting as he or she would have already vested in 50% with the remainder forfeited; and if the Participant retires after the fourth anniversary, the Participant shall not receive any additional vesting as he or she would have already vested in 100% of the RSU.)

  (c)
  For Other Reasons:    All unvested Shares under this RSU shall immediately terminate and be forfeited to the Company as of the date of the Participant's termination of employment for any reason other than the reasons set forth in Sections 3(a) and (b).

  (d)
  Transfer:    For the purposes of this Agreement, a transfer of the Participant's employment between the Company and any Subsidiary (or between Subsidiaries) shall not be deemed a termination of employment.

        4.    Issuance of Shares for RSUs Subject to Code Section 409A.    This Section 4 applies only to the extent that the Participant is a U.S. taxpayer and the RSUs are treated as deferred compensation under Code Section 409A (for instance, if the Participant becomes eligible for retirement vesting acceleration benefits under Section 3(b) hereof prior to the date the RSUs are scheduled to fully vest according to the Normal Vesting Schedule). Except as provided in Sections 4(a) through 4(c), the Shares will be issued issued on the date they vest in accordance with the Normal Vesting Schedule, provided the Participant continues to be employed by the Company or one of its Subsidiaries through the applicable vesting date.

  (a)
  Termination by Death or Disability; Retirement.    The Shares that vest prior to the date set forth in the Normal Vesting Schedule upon (i) the Participant's termination by death or Disability pursuant to Section 3(a) hereof or (ii) the Participant's Retirement pursuant so Section 3(b) hereof shall be issued within 30 days of the Participant's Separation from Service (as defined in Section 9(c)).

  (b)
  Change in Control.

  (i)
  In the event that a Change in Control giving rise to vesting acceleration pursuant to Section 6 hereof qualifies as a "change of control event" (which has a specified meaning under Code Section 409A), the Shares shall be issued on the date of the Change in Control.

  (ii)
  In the event that the Change in Control does not qualify as a change of control event under Code Section 409A, then, instead of the issuance of Shares, the RSUs shall be settled in cash in an amount equal to the Fair Market Value of the Shares, determined as of the date of the Change in Control. Such cash shall be distributed to the Participant upon the earlier of (i) the date the Shares to which the cash related would have otherwise vested pursuant to the Normal Vesting Schedule or (ii) the date of the Participant's Separation from Service.

  (c)
  Section 409A Delay.    Shares issuable upon the Participant's Separation from Service shall be subject to potential delay pursuant to Section 9(b) hereof.

  (d)
  Employment Taxes.    In the event the employee portion of the U.S. federal, state and local employment taxes required to be withheld by the Company (the "Employment Taxes") becomes due in a calendar year that precedes the year in which the Shares are scheduled to be issued based on the Normal Vesting Schedule (such as in the case where the Participant becomes eligible for retirement vesting acceleration benefits under Section 3(b) hereof before the RSUs are scheduled to fully vest according to the Normal Vesting Schedule), the Participant shall, on or before the last business day of the calendar year in which the Employment Taxes become due, deliver to the Company a check payable to its order in the dollar amount equal to the Employment Taxes required to be withheld with respect to those Shares. [Alternatively, the Company is vested with the authority to collect the Employment Taxes from the Participant by any of the other methods authorized in Section 12 hereof].

        5.    No Fractional Shares.    In no event shall any fractional Shares be issued. Accordingly, the total number of Shares to be issued at the time this RSU vests shall, to the extent necessary, be rounded down to the next whole Share in order to avoid the issuance of a fractional share.

        6.    Change in Control.    Notwithstanding anything to the contrary in this Agreement, in the event of a Change in Control of the Company prior to the Participant's termination of employment for any reason, all Shares under this RSU shall immediately vest.

        7.    Restrictions on Transfer.    This RSU may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

        8.    Recapitalization.    In the event there is any change in the Company's Shares through the declaration of stock dividends or through recapitalization resulting in stock split-ups or through merger, consolidation, exchange of Shares, or otherwise, the number and class of Shares subject to this RSU shall be equitably adjusted by the Committee, in the manner determined in its sole discretion, to prevent dilution or enlargement of rights.

        9.    Section 409A.    This Section 9 applies only to the extent that the Participant is a U.S. taxpayer.

  (a)
  Compliance with 409A.    This Agreement is intended to comply with the requirements of Section 409A of the Code. Accordingly, all provisions herein shall be construed and interpreted to comply with Code Section 409A. This Agreement may be amended at any time, without the consent of any party, to avoid the application of Code Section 409A in a particular circumstance or that is necessary or desirable to satisfy any of the requirements under Code Section 409A, but the Company shall not be under any obligation to make any such amendment. Nothing in the Agreement shall provide a basis for any person to take action against the Company or any affiliate based on matters covered by Code Section 409A, including the tax treatment of any amount paid or RSU granted under the Agreement, and neither the Company nor any of its Subsidiaries or affiliates shall under any circumstances have any liability to any participant or his estate or any other party for any taxes, penalties or interest due on amounts paid or payable under the this Agreement, including taxes, penalties or interest imposed under Code Section 409A.

  (b)
  Section 409A Delay.    Notwithstanding any provision to the contrary in this Agreement, if Shares or other amounts become issuable or distributable under this Agreement by reason of the Participant's Separation from Service and the Participant is a "specified employee," within the meaning of Code Section 409A, at the time of such Separation from Service, the Shares shall not be issued or distributed to the Participant prior to the earlier of (i) the first day of the seventh (7th) month following the date of the Participant's Separation from Service or (ii) the date of the Participant's death, if such delayed commencement is otherwise required in order to avoid a prohibited distribution under Code Section 409A(a)(2). Upon the expiration of the applicable Code Section 409A(a)(2) deferral period, all Shares or other amounts deferred pursuant to this Section 9 shall be issued or distributed in a lump sum to the Participant. To the extent the payment of any cash amounts to which the Participant becomes entitled under this Agreement is deferred pursuant to the provisions of this Section 9, then the Participant shall be entitled to interest on those cash amounts, for the period the payment of such amounts is so deferred, with such interest to accrue at the prime rate then in effect from time to time during that period and to be paid in a lump sum upon the expiration of the deferral period.

  (c)
  Separation from Service.    For purposes of this Agreement, "Separation from Service" means the Participant's separation from service as determined in accordance with Code Section 409A and the applicable standards of the Treasury Regulations issued thereunder.

        10.    Beneficiary Designation.    This Section 10 applies only if the Participant resides in the U.S. The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of his or her death before he or she receives any or all such benefit. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Secretary of the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

        11.    Rights as a Stockholder.    The Participant shall have no rights as a stockholder of the Company until the Participant has obtained an ownership interest in the Shares.

        12.    Responsibility for Taxes.

  (a)
  Regardless of any action the Company or the Participant's employer (if different) (the "Employer") takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the Participant's participation in the Program that are legally applicable to the Participant ("Tax-Related Items"), the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains his or her responsibility and that such liability may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this RSU, including the grant or vesting of this RSU, the issuance of Shares on the applicable vesting date, the subsequent sale of any Shares acquired at vesting of the RSU and the receipt of any dividends; and (2) do not commit and are under no obligation to structure the terms of the grant or any aspect of the RSU to reduce or eliminate the Participant's liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant becomes subject to tax and/or social security contributions in more than one jurisdiction between the Date of Grant and the date of any relevant taxable, tax and/or social security contribution withholding event, as applicable, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

  (b)
  Prior to any relevant taxable, tax and/or social security contribution withholding event, the Participant shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, at their sole discretion, to satisfy the obligations with respect to Tax-Related Items by one or a combination of the following: (i) withholding from the Participant's wages or other cash compensation paid to him or her by the Company and/or the Employer or from any equivalent cash payment received upon vesting of the RSU; or (ii) withholding from the proceeds of the sale of Shares acquired at vesting of the RSU, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant's behalf pursuant to this authorization); or (iii) withholding in Shares to be issued upon vesting of the RSU. To avoid negative accounting treatment, the Company will withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant will be deemed to have been issued the full number of Shares subject to the vested RSU, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Participant's participation in the Program.

  (c)
  Finally, the Participant shall pay to the Company or the Employer any amount of Tax-Related Items and/or Employment Taxes that the Company or the Employer may be required to withhold or account for as a result of Participant's participation in the Program that cannot be satisfied by the means described in this Section 12 or in Section 4(d). The Company may refuse to issue or deliver Shares or the proceeds of the sale of Shares to the Participant if the Participant fails to comply with Participant's obligation in connection with the Tax-Related Items and/or Employment Taxes.

        13.    Continuation of Employment.    This Agreement shall not confer upon the Participant any right to continuation of employment with the Employer nor shall this Agreement interfere in any way with the Employer's right to terminate the Participant's employment at any time with or without cause.

        14.    Miscellaneous.

  (a)
  This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Program, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Program. The Committee shall have the right to impose such restrictions on any Shares acquired pursuant to the exercise of this Award, as it may deem advisable for regulatory compliance, including, without limitation, restrictions under, applicable U.S. federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any state or foreign securities laws applicable to such Shares. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Program and this Agreement, all of which shall be binding upon the Participant.

  (b)
  The Board may terminate, amend, suspend or modify the Program and the Committee may amend this RSU at anytime; provided, however, that no such termination, amendment, suspension or modification of the Program or amendment of this Award may in any material way adversely affect the Participant's rights under this Agreement, without the express consent of the Participant.

  (c)
  The Participant agrees to take all steps necessary to comply with all applicable provisions of U.S. federal, state and foreign securities law in exercising his or her rights under this Agreement.

  (d)
  This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

  (e)
  All obligations of the Company under the Program and this Agreement, with respect to this Award, shall, to the extent legally permissible, be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

        15.    Nature of Grant.    In accepting the RSU, the Participant acknowledges, understands and agrees that:

  (a)
  the Program is established voluntarily by the Company and is discretionary in nature;

  (b)
  the grant of RSU by the Company is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted repeatedly in the past;

  (c)
  all decisions with respect to future RSU grants, if any, will be at the sole discretion of the Company;

  (d)
  the Participant is voluntarily participating in the Program;

  (e)
  the RSU and any Shares acquired under the Program are not part of normal or expected compensation or salary;

  (f)
  the RSU grant and the Participant's participation in the Program shall not be interpreted to form an employment contract or relationship with the Company or the Employer or any Subsidiary or affiliate of the Company;

  (g)
  the future value of the underlying Shares is unknown and cannot be predicted with certainty;

  (h)
  in the event of involuntary termination of the Participant's employment (whether or not in breach of local labor laws), the Participant's right to receive the RSU under the Program, if any, will terminate effective as of the date that Participant is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of "garden leave" or similar period pursuant to local law); furthermore, in the event of involuntary termination of employment (whether or not in breach of local labor laws), the Committee shall have the exclusive discretion to determine when the Participant is no longer actively employed for purposes of the RSU;

  (i)
  for Participants who reside outside the U.S., the following additional provisions shall apply:

  (i)
  the RSU and any Shares acquired under the Program are not intended to replace any pension rights or compensation;

  (ii)
  RSU and the underlying Shares are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or to the Employer and are outside the scope of Participant's employment contract, if any; such items shall not be included in or part of any for any calculation of any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer; and

  (iii)
  no claim or entitlement to compensation or damages shall arise from forfeiture of the RSU resulting from termination of the Participant's employment by the Company or the Employer (whether or not in breach of local labor laws) and in consideration of the grant of the RSU to which the Participant is otherwise not entitled, the Participant irrevocably agrees never to institute any claim against the Company or the Employer, waives his or her ability, if any, to bring any such claim and releases the Company and the Employer from any such claim, if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Program, the Participant shall be deemed to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claims.

        16.    No Advice Regarding Grant.    The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant's participation in the Program, or his or her acquisition or sale of the underlying Shares. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding the Participant's participation in the Program before taking any action related to the Program.

        17.    Data Privacy Notice and Consent.    This Section 17 applies if the Participant resides outside the U.S. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement and any other grant materials, by and among, as applicable, the Employer, the Company and any Subsidiary or affiliate of the Company for the exclusive purpose of implementing, administering and managing the Participant's participation in the Program.

        The Participant understands that the Company and the Employer hold certain personal information about him or her, including, but not limited to, his or her name, home address and telephone number, date of birth, social insurance number or other identification numbers, salary, nationality, job title, any Shares or directorships held in the Company, details of all RSUs or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant's favor, for the purpose of implementing, administering and managing the Program ("Data"). The Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Program (presently or in the future), that these recipients may be located in Participant's country or elsewhere (e.g., the United States), and that the recipient's country may have different data privacy laws and protections than the Participant's country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative.

        The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Participant's participation in the Program, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Shares received upon vesting of the RSUs may be deposited. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant's participation in the Program. Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Participant understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Program. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.

        18.    Severability.    The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

        19.    Governing Law and Venue.    To the extent not preempted by U.S. federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, U.S.A.

        For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Award, the Program or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted in the courts of Orange County, California, or the federal courts for the United States for the Central District of California, and no other courts, where this grant is made and/or to be performed.

        20.    Language.    If Participant has received this Agreement or any other document related to the Program translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

        21.    Electronic Delivery.    The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Program by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Program through an online or electronic system established and maintained by the Company or a third party designated by the Company.

        22.    Appendix.    Notwithstanding any provisions in this Agreement, the RSU shall be subject to any special terms and conditions for the Participant's country set forth in the Appendix. Moreover, if the Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country shall apply to the Participant, to the extent that the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate administration of the Program.

        23.    Imposition of Other Requirements.    The Company reserves the right to impose other requirements on the Participant's participation in the Program, on the RSU and on any Shares acquired at vesting of the RSU, to the extent the Company determines it is necessary or advisable to comply with local law or facilitate the administration of the Program, and to require the Participant to accept any additional agreements or undertakings that may be necessary to accomplish the foregoing.

*      *      *      *

By the Participant's electronic acceptance of the Agreement and participation in the Program, the Participant agrees that this RSU is granted under and governed by the terms and conditions of the Program and this Agreement, including the Appendix and the Statement.

 APPENDIX
ADDITIONAL TERMS AND CONDITIONS OF THE
EDWARDS LIFERESCIENCES CORPORATION
GLOBAL RESTRICTED STOCK UNIT AGREEMENT

Terms and Conditions

        This Appendix includes additional terms and conditions that govern the RSU granted to the Participant under the Program if the Participant resides in one of the non-U.S. countries listed below. Certain capitalized terms used but not defined in this Appendix have the meanings set forth in the Program and/or the Agreement.

Notifications

        This Appendix also includes information regarding exchange controls and certain other issues of which the Participant should be aware with respect to his or her participation in the Program. The information is based on the securities, exchange control and other laws in effect in the respective countries as of December 2010. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information in this Appendix as the only source of information relating to the consequences of his or her participation in the Program because the information may be out of date at the time that the RSU vests or the Participant sells Shares acquired under the Program.

        In addition, the information contained herein is general in nature and may not apply to the Participant's particular situation and the Company is not in a position to assure the Participant of any particular result. Accordingly, the Participant is advised to seek appropriate professional advice as to how the relevant laws in the Participant's country may apply to his or her situation.

        Finally, the Participant understands that if the Participant is a citizen or resident of a country other than the one in which the Participant is currently working, transfers employment after the Date of Grant, or is considered a resident of another country for local law purposes, the information contained herein may not apply to the Participant and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply.

AUSTRALIA

Terms and Conditions

        Award Payable Only in Shares.    The grant of this RSU does not provide the Participant with a right to receive a cash payment; this RSU is payable only in Shares.

Notifications

        Securities Law Information.    If the Participant acquires Shares pursuant to the RSU and offers the Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. The Participant should obtain legal advice on disclosure obligations prior to making any such offer.

AUSTRIA

Notifications

        Exchange Control Notification.    If the Participant holds Shares acquired under the Program outside of Austria (even if he or she holds them outside of Austria with an Austrian bank), the Participant understands that he or she must submit an annual report to the Austrian National Bank using the form "Standmeldung/Wertpapiere." An exemption applies if the value of the securities held outside Austria as of December 31 does not exceed €5,000,000 or the value of the securities as of any quarter does not exceed €30,000,000. If the former threshold is exceeded, the annual reporting obligations are imposed, whereas if the latter threshold is exceeded, then quarterly reports must be submitted. The annual reporting date is December 31; the deadline for filing the annual report is March 31 of the following year.

        When the Shares are sold, there may be exchange control obligations if the cash received is held outside Austria. If the transaction value of all cash accounts abroad is less than €3,000,000, no ongoing reporting requirements apply. However, if the transaction volume of all of the Participant's cash accounts abroad exceeds €3,000,000, then the movements and the balance of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month, using the form "Meldungen SI-Forderungen und/oder SI-Verpflichtungen."

        Consumer Protection Act Notification.    The Participant understands that he or she may be entitled to revoke the Agreement on the basis of the Austrian Consumer Protection Act (the "Act") under the conditions listed below, if the Act is considered to be applicable to the Agreement and the Program:

    (i)
    the revocation is made within one week after he or she accepts the Agreement; and

    (ii)
    the revocation must be in written form to be valid. Provided the revocation is sent within the period discussed above, it is sufficient if the Participant returns the Agreement to the Company or the Company's representative with language that can be understood as his or her refusal to honor the Agreement.

BELGIUM

Notifications

        Tax Compliance.    The Participant is required to report any taxable income attributable to the RSU on the Participant's annual tax return. In addition, the Participant is required to report any bank accounts opened and maintained outside Belgium on the Participant's annual tax return.

BRAZIL

Terms and Conditions

        Compliance with Law.    By accepting the RSU, the Participant agrees to comply with applicable Brazilian laws and pay any and all Tax-Related Items associated with the vesting of the RSU and the sale of Shares obtained pursuant to the RSU.

Notifications

        Exchange Control Notification.    If the Participant holds assets and rights outside Brazil with an aggregate value equal to exceeding US$100,000, then the Participant will be required to prepare and submit to the Central Bank of Brazil an annual declaration of such assets and rights. Assets and rights that must be reported include Shares acquired under the Program. Please note that foreign individuals holding Brazilian visas are considered Brazilian residents for purposes of this reporting requirement and must declare at least the assets held abroad that were acquired subsequent to the date of admittance as a resident of Brazil.

CANADA

Terms and Conditions

        Termination of Employment.    This provision supplements Section 14(h) of the Agreement.

        In the event of involuntary termination of his or her employment (whether or not in breach of local labor laws), the Participant's right to receive any RSU and vest under the Program, if any, will terminate effective as of (1) the date that the Participant is no longer actively employed by the Company or the Employer, or at the discretion of the Committee, (2) the date the Participant receives notice of termination of employment from the Employer, if earlier than (1), regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to statutory law, regulatory law and/or common law); the Company shall have the exclusive discretion to determine when the Participant is no longer employed for purposes of the RSU.

        Data Privacy.    The following provision will apply if the Participant is a resident of Quebec and supplements Section 17 of the Agreement:

        The Participant hereby authorizes the Company and the Company's representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Program. The Participant further authorizes the Company and any Subsidiary or affiliate and the Program administrator to disclose and discuss the Program with their advisors. The Participant further authorizes the Employer to record such information and to keep such information in the Participant's employee file.

        French Language Provision.    The following provision will apply if the Participant is a resident of Quebec:

        The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

        Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents exécutés, avis donnés et procedures judiciaries intentées, directement ou indirectement, relativement à la présente convention.

Notification

        Securities Law Notice.    The Participant is permitted to sell Shares acquired through the Program through the designated broker appointed under the Program, if any, provided the resale of Shares acquired under the Program takes place outside of Canada through the facilities of a stock exchange on which the shares are listed. The Company's Shares are currently listed on the New York Stock Exchange.

CHINA

Terms and Conditions

        Immediate Sale of Shares.    This provision supplements Section 2 of the Agreement:

        Due to regulatory requirements in the PRC, upon the vesting and settlement of the RSU, the Participant agrees to the immediate sale of any Shares to be issued. The Participant further agrees that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such Shares (on the Participant's behalf pursuant to this authorization), and the Participant expressly authorizes the Company's designated broker to complete the sale of such Shares. The Participant acknowledges that the Company's designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of the Shares, the Company agrees to pay the cash proceeds from the sale, less any brokerage fees or commissions, to the Participant in accordance with any applicable exchange control laws and regulations and provided any liability for Tax-Related Items resulting from the vesting of the RSU has been satisfied.

        Exchange Control Requirements.    Due to exchange control laws in the PRC, if the Participant is a PRC national, he or she will be required to immediately repatriate the cash proceeds from the sale of the Shares to the PRC. The Participant understands and agrees that such cash proceeds may need to be repatriated to the PRC through a special exchange control account established by the Company, a Subsidiary, or the Employer, and the Participant hereby consents and agrees that any proceeds from the sale of Shares may be transferred to such special account prior to being received by him or her.

        The Participant further understands and agrees that there will be a delay between the date the Shares are sold and the date the cash proceeds are distributed to the Participant. The Participant also understands and agrees that the Company is not responsible for any currency fluctuation that may occur between the date the Shares are sold and the date the cash proceeds are distributed to the Participant.

        The Participant further agrees to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with exchange control requirements in the PRC.

CZECH REPUBLIC

Notifications

        Exchange Control Information.    The Czech National Bank may require the Participant to fulfill certain notification duties in relation to the RSU and the opening and maintenance of a foreign account. However, because exchange control regulations change frequently and without notice, the Participant should consult the Participant's personal legal advisor prior to the vesting of the RSU to ensure compliance with current regulations. It is the Participant's responsibility to comply with applicable Czech exchange control laws.

DENMARK

Terms and Conditions

        Nature of Grant.    This provisions supplements Section 15 of the Agreement:

        By accepting the RSU, the Participant acknowledges, understands and agrees that this grant relates to future services to be performed and is not a bonus or compensation for past services.

Notifications

        Exchange Control and Tax Notification.    The Participant may hold Shares acquired under the Program in a safety-deposit account (e.g., a brokerage account) either with a Danish bank or with an approved foreign broker or bank. If the Shares are held with a foreign broker or bank, then the Participant is required to inform the Danish Tax Administration about the safety-deposit account. For this purpose, the Participant must file a Form V (Erklaering V) with the Danish Tax Administration. Both the Participant and the broker or bank must sign the Form V. By signing the Form V, the broker or bank undertakes an obligation, without further request each year, to forward information to the Danish Tax Administration concerning the Shares in the account. By signing the Form V, the Participant authorizes the Danish Tax Administration to examine the account.

        In addition, if the Participant opens a brokerage account (or a deposit account with a U.S. bank), then the brokerage account (or bank account, as applicable) will be treated as a deposit account because cash can be held in the account. Therefore, the Participant must also file a Form K (Erklaering K) with the Danish Tax Administration. Both the Participant and the broker must sign the Form K. By signing the Form K, the broker undertakes an obligation, without further request each year, to forward information to the Danish Tax Administration concerning the content of the deposit account. By signing the Form K, the Participant authorizes the Danish Tax Administration to examine the account.

DOMINICAN REPUBLIC

        There are no country-specific provisions.

DUBAI

        There are no country-specific provisions.

FINLAND

        There are no country-specific provisions.

GERMANY

Notifications

        Exchange Control Information.    Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. If the Participant uses a German bank to transfer a cross-border payment in excess of €12,500 (e.g., proceeds from the sale of Shares acquired under the Program), the bank will make the report for the Participant. In addition, the Participant must report any receivables, payables, or debts in foreign currency exceeding an amount of €5,000,000 on a monthly basis.

GREECE

        There are no country-specific provisions.

INDIA

Notifications

        Exchange Control Information.    The Participant understands that he or she must repatriate any proceeds from the sale of Shares acquired under the Program to India and convert the proceeds into local currency within 90 days of receipt. The Participant will receive a foreign inward remittance certificate ("FIRC") from the bank where the Participant deposits the foreign currency. The Participant should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation.

IRELAND

Notifications

        Director Notification Obligation.    If the Participant is a director, shadow director or secretary of an Irish Subsidiary of the Company, then the Participant is subject to certain notification requirements under Section 53 of the Companies Act. Among these requirements is an obligation to notify the Irish Subsidiary in writing within five (5) business days when the Participant receives an interest (e.g., RSUs, Shares) in the Company and the number and class of shares or rights to which the interest relates. In addition, the Participant must notify the Irish Subsidiary within five (5) business days when the Participant sells Shares acquired under the Program. This notification requirement also applies to any rights or Shares acquired by the Participant's spouse or children (under the age of 18).

ITALY

Terms and Conditions

        Data Privacy.    This provision replaces in its entirety Section 17 of the Agreement:

        Data Privacy Notice.    The Participant understands that the Employer and/or the Company holds certain personal information about the Participant, including, but not limited to, his or her name, home address and telephone number, date of birth, national insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all RSUs or other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in his or her favor ("Data"), for the purpose of implementing, administering and managing the Program. The Participant is aware that providing the Company with his or her Data is necessary for the performance of the Agreement and that his or her refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect his or her ability to participate in the Program.

        The Controller of personal data processing is Edwards Lifesciences Corporation, One Edwards Way, Irvine, California 92614, U.S.A., and, pursuant to D.lgs 196/2003, its representative in Italy is Marianna Lupo with registered office at Edwards Lifesciences Italia SpA Via Patecchio, 4, 20141 Milan Italy. The Participant understands that Data may be transferred to third parties assisting in the implementation, administration and management of the Program, including any transfer required to a broker or other third party with whom cash from the sale of Shares acquired pursuant to this RSU may be deposited. Furthermore, the recipients that may receive, possess, use, retain and transfer such Data for the above mentioned purposes may be located in the Participant's country, or elsewhere, including outside of the European Union and the recipient's country may have different data privacy laws and protections than his or her country. The processing activity, including the transfer of the Participant's personal data abroad, out of the European Union, as herein specified and pursuant to applicable laws and regulations, does not require the Participant's consent thereto as the processing is necessary for the performance of contractual obligations related to the implementation, administration and management of the Program. The Participant understands that Data processing relating to the purposes above specified shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to D.lgs. 196/2003.

        The Participant understands that Data will be held only as long as is required by law or as necessary to implement, administer and manage his or her participation in the Program. The Participant understands that, pursuant to art 7 of D.lgs 196/2003, the Participant has the right, including but not limited to, access, delete, update, request the rectification of his or her Data and cease, for legitimate reasons, the Data processing. Furthermore, the Participant is aware that his or her Data will not be used for direct marketing purposes. In addition, the Data provided can be reviewed and questions or complaints can be addressed by contacting the Participant's local human resources representative.

        Grant Terms Acknowledgment.    By accepting the RSU, the Participant acknowledges that the Participant has received a copy of the Program and the Agreement and have reviewed the Program and the Agreement, including this Appendix, in their entirety and fully understand and accept all provisions of the Program and the Agreement, including this Appendix. The Participant further acknowledges having read and specifically approves the following sections of the Agreement: Section 12 (Responsibility for Taxes), Section 14 (Miscellaneous), Section 15 (Nature of Grant), Section 19 (Governing Law and Venue), Section 23 (Imposition of Other Requirements), and the Data Privacy provision contained in this Appendix.

Notifications

        Exchange Control Information.    The Participant is required to report in the Participant 's annual tax return: (a) any transfers of cash or Shares to or from Italy exceeding €10,000 or the equivalent amount in U.S. dollars; and (b) any foreign investments or investments (including proceeds from the sale of Shares acquired under the Program) held outside of Italy exceeding €10,000 or the equivalent amount in U.S. dollars, if the investment may give rise to income in Italy. The Participant is exempt from the formalities in (a) if the investments are made through an authorized broker resident in Italy, as the broker will comply with the reporting obligation on the Participant's behalf.

JAPAN

        There are no country-specific provisions.

KOREA

        There are no country-specific provisions.

MALAYSIA

Notifications

        Malaysian Insider Trading Notification.    The Participant should be aware of the Malaysian insider-trading rules, which may impact the Participant's acquisition or disposal of Shares or rights to Shares (e.g., RSUs) under the Program. Under the Malaysian insider-trading rules, the Participant is prohibited from acquiring or selling Shares or rights to Shares (e.g., RSUs) when the Participant is in possession of information which is not generally available and which the Participant knows or should know will have a material effect on the price of Shares once such information is generally available.

        Director Notification Obligation.    If the Participant is a director of the Company's Malaysian Subsidiary, the Participant is subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian Subsidiary in writing when the Participant receives or disposes of an interest (e.g., RSUs or Shares) in the Company or any related company. Such notifications must be made within 14 days of receiving or disposing of any interest in the Company or any related company.

MEXICO

Terms and Conditions

        Labor Law Acknowledgement.    In accepting the RSU, the Participant expressly recognizes that the Company with registered offices at One Edwards Way, Irvine, California 92614, U.S.A., is solely responsible for the administration of the Program and that his or her participation in the Program and acquisition of Shares does not constitute an employment relationship between the Participant and the Company since the Participant is participating in the Program on a wholly commercial basis and his or her sole Employer is Edwards Lifesciences México S.A. de C.V. ("Edwards Mexico") with registered offices at Av. Santa Fé 505—Oficina 203, Col. Cruz Manca Santa Fé, Cuajimalpa, México D.F. C.P. 05349. Based on the foregoing, the Participant expressly recognizes that the Program and the benefits that the Participant may derive from participating in the Program do not establish any rights between the Participant and the Employer, Edwards Mexico, and do not form part of the employment conditions and/or benefits provided by Edwards Mexico and any modification of the Program or its termination shall not constitute a change or impairment of the terms and conditions of his or her employment.

        The Participant further understands that his or her participation in the Program is as a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue the Participant's participation at any time without any liability to the Participant.

        Finally, the Participant hereby declares that the Participant does not reserve any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Program or the benefits derived under the Program, and the Participant therefore grants a full and broad release to the Company, its Subsidiaries, branches, representation offices, shareholders, officers, agents or legal representatives with respect to any claim that may arise.

Reconocimiento de Ausencia de Relación Laboral y Declaración de la Política

        Al aceptar el Opción, usted expresamente recononce que la Compañía y sus oficinas registradas en One Edwards Way, Irvine, California 92614, U.S.A., es el único responsable de la administración del Program y que su participación en el mismo y la compra de Acciones no constituye de ninguna manera una relación laboral entre usted y la Compañía, toda vez que su participación en el Program deriva únicamente de una relación comercial con Edwards Lifesciences México S.A. de C.V. («Edwards México») y sus oficinas registradas en Av. Santa Fé 505—Oficina 203, Col. Cruz Manca Santa Fé, Cuajimalpa, México D.F. C.P. 05349. Derivado de lo anterior, usted expresamente reconoce que el Program y los beneficios que pudieran derivar del mismo no establecen ningún derecho entre usted y su Empleador, Edwards México, y no forman parte de las condiciones laborales y/o prestaciones otorgadas por Edwards México, y expresamente usted reconoce que cualquier modificación al Program o la terminación del mismo de manera alguna podrá ser interpretada como una modificación de sus condiciones de trabajo.

        Asimismo, usted entiende que su participación en el Program es el resultado de una decisión unilateral y discrecional de la Compañía, por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o terminar su participación en cualquier momento, sin ninguna responsabilidad hacia usted.

        Finalmente, usted manifiesta que no se reserva ninguna acción o derecho que origine una demanda en contra de la Compañía, por cualquier compensación o daño en relación con cualquier disposición del Program o de los beneficios derivados del mismo, y en consecuencia usted otorga un amplio y total finiquito a la Compañía, sus afiliadas, sucursales, oficinas de representación, accionistas, directores, agentes y representantes legales con respecto a cualquier demanda que pudiera surgir.

NETHERLANDS

Terms and Conditions

        Labor Law Acknowledgment.    By accepting the RSU, the Participant acknowledges that: (i) the RSU is intended as an incentive to remain employed with the Employer and is not intended as remuneration for labor performed; and (ii) the RSU is not intended to replace any pension rights or compensation.

Notifications

        Securities Law Acknowledgment.    The Participant should be aware of the Dutch insider-trading rules, which may impact the sale of Shares issued upon vesting of the RSU. In particular, the Participant may be prohibited from effectuating certain transactions if the Participant has inside information about the Company.

        Under Article 5:56 of the Dutch Financial Supervision Act, anyone who has "inside information" related to an issuing company is prohibited from effectuating a transaction in securities in or from the Netherlands. "Inside information" is defined as knowledge of specific information concerning the issuing company to which the securities relate or the trade in securities issued by such company, which has not been made public and which, if published, would reasonably be expected to affect the share price, regardless of the development of the price. The insider could be any employee of any Subsidiary in the Netherlands who has inside information as described herein.

        Given the broad scope of the definition of inside information, certain employees working at a Subsidiary in the Netherlands may have inside information and, thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when the employee has such inside information.

        If the Participant is uncertain whether the insider-trading rules apply to him or her, then the Participant should consult with his or her personal legal advisor.

NEW ZEALAND

        There are no country-specific provisions.

NORWAY

        There are no country-specific provisions.

POLAND

Notifications

        Exchange Control Information.    Polish residents holding foreign securities (including Shares) and maintaining accounts abroad must report information to the National Bank of Poland on transactions and balances of the securities and cash deposited in such accounts if the value of such transactions or balances exceeds €15,000. If required, the reports are due on a quarterly basis by the 20th day following the end of each quarter. The reports are filed on special forms available on the website of the National Bank of Poland.

PORTUGAL

        There are no country-specific provisions.

PUERTO RICO

        There are no country-specific provisions.

SINGAPORE

Notifications

        Securities Law Notification.    The RSU was granted to the Participant pursuant to the "Qualifying Person" exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) ("SFA"). Neither the Agreement nor the Program have been lodged or registered as a prospectus with the Monetary Authority of Singapore. The Participant should note that his or her RSU is subject to section 257 of the SFA and the Participant will not be able to make any subsequent sale of the Shares in Singapore, or any offer of such subsequent sale of the Shares underlying the RSU unless such sale or offer in Singapore is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA (Chapter 289, 2006 Ed.).

        Director Notification.    If the Participant is a director, associate director or shadow director of a Subsidiary, then the Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Subsidiary in writing when the Participant receives an interest (e.g., RSUs, Shares) in the Company or any related company. In addition, the Participant must notify the Singapore Subsidiary when the Participant sells Shares of the Company or any related company (including when the Participant sells Shares acquired under the Program). These notifications must be made within two (2) business days of acquiring or disposing of any interest in the Company or any related company. In addition, a notification must be made of the Participant's interests in the Company or any related company within two (2) business days of becoming a director.

SOUTH AFRICA

Terms and Conditions

        Responsibility for Taxes.    The following provision supplements Section 12 of the Agreement:

        By accepting the RSU, the Participant agrees that, immediately upon vesting and settlement of the RSU, the Participant will notify the Employer of the amount of any gain realized. If the Participant fails to advise the Employer of the gain realized upon vesting and settlement, the Participant may be liable for a fine. The Participant will be solely responsible for paying any difference between the actual tax liability and the amount withheld by the Employer.

Notifications

        Exchange Control Information.    To participate in the Program, the Participant must comply with exchange control regulations and rulings in South Africa and neither the Company nor the Employer will be liable for any fines or penalties resulting from the Participant's failure to comply with applicable laws. Because no transfer of funds from South Africa is required under the RSU, no filing or reporting requirements should apply when the RSU is granted or when Shares are issued upon vesting and settlement of the RSU, nor should the RSU or the underlying Shares count towards the ZAR4,000,000 lifetime offshore investment limit. However, because the exchange control regulations are subject to change, the Participant should consult the Participant's personal advisor prior to vesting and settlement of the RSU to ensure compliance with current regulations.

SPAIN

Terms and Conditions

        Nature of Grant.    The following provision supplements Section 15 of the Agreement:

        By accepting the RSU, the Participant consents to participation in the Program and acknowledge that the Participant has received a copy of the Program.

        The Participant understands that the Company has unilaterally, gratuitously and in its sole discretion decided to grant RSUs under the Program to individuals who may be employees of the Company or its Subsidiaries throughout the world. The decision is limited and entered into based upon the express assumption and condition that any RSUs will not economically or otherwise bind the Company or any parent, Subsidiary or affiliate, including the Employer, on an ongoing basis, other than as expressly set forth in the Agreement. Consequently, the Participant understands that the RSU is granted on the assumption and condition that the RSU shall not become part of any employment contract (whether with the Company or any parent, Subsidiary or affiliate, including the Employer) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever. Furthermore, the Participant understands and freely accepts that there is no guarantee that any benefit whatsoever shall arise from the RSU, which is gratuitous and discretionary, since the future value of the RSU and the underlying Shares is unknown and unpredictable. The Participant also understands that this grant of RSUs would not be made but for the assumptions and conditions set forth hereinabove; thus, the Participant understands, acknowledges and freely accepts that, should any or all of the assumptions be mistaken or any of the conditions not be met for any reason, then the grant of this RSU shall be null and void.

        Further, this RSU is a conditional right to Shares and can be forfeited in the case of, or affected by, the Participant's termination of employment. This will be the case, for example, even if (1) the Participant is considered to be unfairly dismissed without good cause; (2) the Participant is dismissed for disciplinary or objective reasons or due to a collective dismissal; (3) the Participant terminates employment due to a change of work location, duties or any other employment or contractual condition; (4) the Participant terminates employment due to unilateral breach of contract of the Company or any of its Subsidiaries; or (5) the Participant's employment terminates for any other reason whatsoever, except for Cause. Consequently, upon termination of the Participant's employment for any of the reasons set forth above, the Participant may automatically lose any rights to the unvested RSU granted to the Participant as of the date of his or her termination of employment, as described in the Program and the Agreement.

Notifications

        Exchange Control Information.    The Participant must declare the acquisition of Shares to the Dirección General de Política Comercial e Inversiones Exteriores ("DGPCIE") of the Ministerio de Economia for statistical purposes. The Participant must also declare the ownership of any Shares with the Directorate of Foreign Transactions each January while the Shares are owned. In addition, if the Participant wishes to import the share certificates into Spain, the Participant must declare the importation of such securities to the DGPCIE.

        When receiving foreign currency payments derived from the ownership of Shares (i.e., sale proceeds), the Participant must inform the financial institution receiving the payment of the basis upon which such payment is made. The Participant will need to provide the following information: (i) the Participant's name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment and the currency used; (iv) the country of origin; (v) the reasons for the payment; and (vi) further information that may be required.

        Securities Law Notification.    The grant of the RSU and the Shares issued pursuant to the vesting of the RSU are considered a private placement outside of the scope of Spanish laws on public offerings and issuances of securities.

SWEDEN

        There are no country-specific provisions.

SWITZERLAND

Notifications

        Securities Law Notification.    The grant of the RSU is considered a private offering in Switzerland; therefore, it is not subject to registration in Switzerland.

TAIWAN

Notifications

        Exchange Control Information.    The Participant may acquire and remit foreign currency (including proceeds from the sale of Shares) into Taiwan up to US$5,000,000 per year. If the transaction amount is TWD$500,000 or more in a single transaction, the Participant must submit a foreign exchange transaction form and also provide supporting documentation to the satisfaction of the remitting bank.

        If the transaction amount is US$500,000 or more, the Participant may be required to provide additional supporting documentation to the satisfaction of the remitting bank. The Participant should consult his or her personal advisor to ensure compliance with applicable exchange control laws in Taiwan.

THAILAND

Notifications

        The Participant must immediately repatriate the proceeds from the sale of Shares to Thailand and convert the funds to Thai Baht within 360 days of receipt. If the repatriated amount is US$20,000 or more, the Participant must report the inward remittance by submitting the Foreign Exchange Transaction Form to the authorized agent.

UNITED KINGDOM

Terms and Conditions

        Award Payable Only in Shares.    The grant of the RSU does not provide the Participant with a right to receive a cash payment; the RSU is payable only in Shares.

        Responsibility for Taxes.    The following supplements Section 12 of the Agreement:

        If payment or withholding of the income tax due is not made within ninety (90) days of the event giving rise to the liability or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the "Due Date"), the amount of any uncollected income tax liability shall constitute a loan owed by the Participant to the Employer, effective as of the Due Date. The Participant agrees that the loan will bear interest at the then-current official rate of Her Majesty's Revenue & Customs ("HMRC"), it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section 12 of the Agreement.

        Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the Participant shall not be eligible for a loan from the Company to cover the Tax-Related Items. In the event that the Participant is a director or executive officer and Tax-Related Items are not collected from or paid by the Participant by the Due Date, the amount of any uncollected tax liability will constitute a benefit to the Participant on which additional income tax and National Insurance contributions ("NICs") will be payable. The Participant understands that he or she will be responsible for reporting any income tax and NICs due on this additional benefit directly to HMRC under the self-assessment regime.

QuickLinks

  Exhibit 10.2
Participant Restricted Stock Unit Statement
Vesting Schedule(1)
APPENDIX ADDITIONAL TERMS AND CONDITIONS OF THE EDWARDS LIFERESCIENCES CORPORATION GLOBAL RESTRICTED STOCK UNIT AGREEMENT